Exhibit 1.1

Execution Copy

CEDAR REALTY TRUST, INC.

(a Maryland corporation)

2,000,000 Shares of 7.25% Series B Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

Dated: February 7, 2013

CEDAR REALTY TRUST, INC.

(a Maryland corporation)

2,000,000 Shares of 7.25% Series B Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

February 7, 2013

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

as Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

c/o	Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Cedar Realty Trust Inc., a Maryland corporation (the “Company”) and Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) confirm their agreement with Wells Fargo Securities, LLC (“Wells Fargo”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Wells Fargo are acting as Representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of 7.25% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, liquidation preference $25.00 per share of the Company (the “Series B Preferred Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 300,000 additional shares of the Series B Preferred Stock. The aforesaid 2,000,000 shares of the Series B Preferred Stock (the “Initial Securities”) set forth in Schedule A to be purchased by the Underwriters and all or any part of the 300,000 shares of the Series B Preferred Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are referred to herein, collectively, as the “Securities.” The Securities will be a further issuance of, will form a single series with, and will have the same terms as the shares of Series B Preferred Stock previously issued and outstanding.

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-179956) covering the public offering and sale of certain securities of the Company, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement has been declared effective by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Securities within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B; and provided further that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations relating to the Securities (the “Rule 462(b) Registration Statement”), then, after such filing, all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:39 P.M., New York City time, on February 7, 2013 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus and the most recent preliminary prospectus furnished to the Underwriters for general distribution to investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

The Company is the sole general partner of the Operating Partnership. The Company owns all of its assets, and conducts substantially all of its business, through the Operating Partnership and its subsidiaries.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represent and warrant to each Underwriter at the date hereof, the Applicable Time, the Closing Time (as defined in Section 2(c)) and any Date of Delivery (as defined in Section 2(b)), and agree with each Underwriter, as follows:

(i) Compliance with 1933 Act Requirements; Accurate Disclosure. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto was declared effective by the Commission under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and the Company has complied with each request (if any) from the Commission for additional information.

At the respective times the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430(B)(f)(2) of the 1933 Act Regulations, at the Closing Time and at any Date of Delivery, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued, at the Closing Time and at any Date of Delivery complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Time and at any Date of Delivery included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with this offering was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement thereto, or the General Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting (Conflicts of Interest)–Commissions and Discounts” and the information under the heading “Underwriting (Conflicts of Interest)–Electronic Distribution,” in each case, contained in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the 1934 Act Regulations, as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities in this offering, (c) at the Closing Time and (d) at any Date of Delivery did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Company Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (ii) as of the date of execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Company be considered an Ineligible Issuer.

(iv) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus that is required to be filed with the Commission by the Company, including each Issuer General Use Free Writing Prospectus, has been so filed with the Commission in accordance with the requirements of Rule 164 and Rule 433 and each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date of which the Company notified or notifies the Representatives as described in Section 3(m), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the standards of the Public Company Accounting Oversight Board (United States) (PCAOB).

(vi) Financial Statements; Statistical and Market Related Data; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise indicated in such financial statements. The supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and Prospectus. In addition, any pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in preparing the pro forma and as adjusted financial information included in the Registration Statement, the General Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma and as adjusted adjustments give appropriate effect to those assumptions, and the pro forma and as adjusted columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All historical financial statements and information and all pro forma financial statements and information relating to the Company or any entity acquired or to be acquired by the Company required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the

Prospectus. The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii) Related-Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(viii) Internal Controls. The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 of the 1934 Act Regulations) and a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ix) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act, the 1933 Act and the 1934 Act.

(x) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the

Prospectus, except as otherwise stated or incorporated by reference therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) no casualty loss or condemnation or other adverse event with respect to any of the interests held directly or indirectly in any of the real properties or real property interests, including without limitation, any interest or participation, direct or indirect, in any mortgage obligation owned, directly or indirectly, by the Company, any of its subsidiaries or any Joint Venture (as defined below) (the “Properties”) has occurred which would be material with respect to the Company and its subsidiaries considered as one enterprise, (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (D) except for regular quarterly dividends on the Company’s common stock, par value $.06 per share (the “Common Stock”), in amounts per share that are consistent with past practice, dividends on the Company’s outstanding preferred stock in accordance with the terms thereof, and regular quarterly distributions on the common and preferred units of limited partnership interest in the Operating Partnership (the “Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to its Units, and (E) there has been no material increase in long-term debt or decrease in the capital of the Company or any of its subsidiaries.

(xi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or other organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of or other equity interests in each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of or other equity interests in any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary or any other entity. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and

(b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units in the Operating Partnership as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus as of the dates set forth therein. The Agreement of Limited Partnership of the Operating Partnership, dated as of June 25, 1998, as amended (the “Operating Partnership Agreement”), is in full force and effect. Amendment No. 5 to the Operating Partnership Agreement, which establishes the terms of the preferred units of partnership interest in the Operating Partnership designated as the 7.25% Series B Preferred Partnership Units (the “Series B Units”) to be issued by the Operating Partnership to the Company in connection with the Company’s sale of the Securities, has been duly authorized, executed and delivered by the general partner and the limited partners of the Operating Partnership and is in full force and effect. An Amendment No. 9 to the Operating Partnership Agreement (the “Amendment No. 9 to the Operating Partnership Agreement”), increasing the number of units designated as the Series B Units to exceed the 7,500,000 units of the Series B Units authorized as of the date of this Agreement to an extent sufficient to cover the issuance of the Series B Units to be issued in connection with the Company’s sale of the Securities, will be, at the Closing Time, duly authorized, executed and delivered by the general partner and the limited partners of the Operating Partnership and will be in full force and effect.

(xiii) Joint Ventures. All of the joint ventures in which the Company or any of its subsidiaries owns an interest of greater than five percent and that are currently conducting business (the “Joint Ventures”) are listed on Schedule C hereto. The Company’s (or the subsidiary of the Company’s as the case may be) ownership interest in such Joint Venture is as set forth on Schedule C. To the knowledge of the Company and the Operating Partnership, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and none of the Joint Ventures has received notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have a Material Adverse Effect.

(xiv) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued and outstanding shares of capital stock of the Company have been issued or sold in violation of, or were or are subject to, the preemptive or other similar rights of any securityholder of the Company or any other entity and the issue and sale, as applicable, of Securities by the Company to and by the Underwriters will not trigger any co-sale or tag-along rights or other similar rights of any other securityholder of the Company.

(xv) Authorization of Units. All issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws). The Series B Units to be issued to the

Company in connection with the Company’s sale of the Securities have been duly authorized and, upon the Company’s contribution to the Operating Partnership of the net proceeds from the sale of the Securities in accordance with the Operating Partnership Agreement (as amended by the Amendment No. 9 to the Operating Partnership Agreement), such Series B Units will be validly issued, fully paid and non-assessable. Except for any outstanding convertible preferred units that are described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no Units reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

(xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(xvii) Authorization and Description of Securities. The Securities have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, and will be registered pursuant to Section 12 of the 1934 Act. The Articles Supplementary to the Company’s charter establishing the terms of the Series B Preferred Stock (the “Series B Articles Supplementary”) has been duly authorized, executed and filed by the Company with the Maryland State Department of Assessments and Taxation (the “SDAT”) and is effective under the Maryland General Corporation Law (the “MGCL”). The Articles Supplementary to the Company’s charter, dated May 29, 2012, September 13, 2012 and November 20, 2012 (collectively, the “Increase Articles Supplementary”), each increasing the number of authorized shares of Series B Preferred Stock have been duly authorized, executed and filed by the Company with the SDAT and are effective under the MGCL. At the date of this Agreement, there are 7,500,000 authorized shares of the Series B Preferred Stock and 5,649,589 shares of the Series B Preferred Stock are issued and outstanding. An Articles Supplementary to the Company’s charter increasing the number of shares designated as the Series B Preferred Stock to exceed the 7,500,000 shares authorized at the date of this Agreement to an extent sufficient to cover the issuance of the Securities (such Articles Supplementary, the “Further Increase Articles Supplementary”) will be, by the Closing Time, duly authorized, executed and filed by the Company with the SDAT. The Series B Preferred Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificate evidencing the Securities complies or, as of the Closing Time and as of any Date of Delivery, will comply with all applicable legal requirements, with all applicable requirements of the Company’s charter and by-laws and with the requirements of the New York Stock Exchange, Inc. (the “NYSE”). No holder of the Securities will be subject to personal liability by reason of being such a holder, and the Securities will not be issued or sold in violation of or be subject to the preemptive or other similar rights of any securityholder of the Company.

(xviii) Authorization and Description of Conversion Securities. The shares of Common Stock initially issuable upon conversion of the Securities (the “Conversion Securities”) have been duly authorized by the Company, and when issued upon conversion of the Securities in accordance with the terms of the Series B Articles Supplementary, will be validly issued, fully paid and non-assessable. The Company has duly and validly reserved the Conversion Securities for issuance. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates, if any, evidencing the Conversion Securities comply or, as of the date of conversion, will comply with all applicable legal requirements, with all applicable requirements of the Company’s charter and by-laws and with the requirements of the NYSE. No holder of the Conversion Securities will be subject to personal liability by reason of being such a holder, and the Conversion Securities will not be issued or sold in violation of or be subject to the preemptive or other similar rights of any securityholder of the Company.

(xix) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws, operating agreement or partnership agreement, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and filing with the SDAT of the Series B Articles Supplementary, the execution, delivery and filing with the SDAT of the Increase Articles Supplementary, the execution, delivery and filing with the SDAT of the Further Increase Articles Supplementary, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance, sale and delivery of the Securities and the use of the proceeds to the Company from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and did not, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws, partnership agreement or operating agreement of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiary.

(xx) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of either the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of either the Company or the Operating Partnership, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xxii) Accuracy of Exhibits. There are no contracts or other documents which are required to be described in the Registration Statement, the General Disclosure Package the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxiii) REIT Qualification. Commencing with its taxable year ended December 31, 1986, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1954, and commencing with its taxable year ended December 31, 1987, the Company has been, and upon the sale of the Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

(xxiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except for the filing of the Further Increase Articles Supplementary and except for such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and except for the approval of the listing of the Securities on the NYSE.

(xxvi) Other Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus or, to the knowledge of the Company or the Operating Partnership, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(xxvii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxix) Title to Property. (A) The Company, each of its subsidiaries and any joint ventures in which the Company or any of its subsidiaries owns an interest, as the case may be, have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company or its subsidiaries or the applicable joint venture, respectively, and good title to all other properties owned by them, and any improvements thereon and all other assets that are required for the operation of such properties in the manner in which they currently are operated, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are Permitted Encumbrances (as defined below); (B) all material liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any of the Company or its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not in the aggregate have a Material Adverse Effect; (D) there are in effect for the assets of the Company and its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest, insurance policies covering the risks and in amounts that are commercially reasonable for the types of assets owned by them and that are consistent with the types and amounts of insurance typically maintained by prudent owners of properties similar to such assets in the markets in which such assets are located, and neither the Company nor any of its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies; and (E) neither the Company nor the Operating Partnership has any knowledge of any pending or threatened, litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that could in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Properties, except such proceedings or actions that would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds Properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries of the continued possession of the leased or subleased premises under any such lease or sublease. The Company and each of its subsidiaries, as the case may be, have obtained title insurance on the fee interests and leasehold interests in each of the Properties in an amount at least equal to the greater of (A) the mortgage indebtedness on each such Property or (B) the purchase price paid for each such Property (in the case of any Property having been acquired by the Operating Partnership via an exchange of Units for ownership interests in the entity holding such property, the “purchase price” of such Property being deemed to be the sum of (i) the per-share price of the shares of Common Stock of the Company on the date such interests were exchanged for Units multiplied by the number of Units exchanged for such interests in the entity holding such Property and (ii) the amount of any assumed indebtedness secured by such Property). “Permitted Encumbrance” shall mean (a) liens on Properties securing any of the Company, any subsidiary or joint venture obligations, (b) other liens which are expressly described in the Registration Statement, the General Disclosure Package and the Prospectus and (c) customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use of the Properties for the purposes intended therefor as contemplated in the Registration Statement, the General Disclosure Package or the Prospectus.

(xxx) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to our knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its subsidiaries and none of them nor any of their directors, officers or employees is connected with the Company or any of its subsidiaries as a promoter, selling agent, trustee, director, officer or employee.

(xxxii) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiii) Tax Returns. The Company and each of its subsidiaries, as the case may be, have filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not result in a Material Adverse Effect), and all such returns are accurate and complete in all material respects. The Company and each of its subsidiaries have paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

(xxxiv) Absence of Regulation M Violation. Neither the Company nor any of its subsidiaries, nor any of their respective trustees, directors, officers, affiliates, members or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxv) Registration Rights. Except for the registration rights granted to certain limited partners pursuant to the Operating Partnership Agreement, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement.

(xxxvi) Compliance with the Sarbanes-Oxley Act. There is and there has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(xxxvii) Patriot Act. The Company will apply the net proceeds received from the offering as provided in the section captioned “Use of Proceeds” in the Prospectus and, to the best of the Company’s and the Operating Partnership’s knowledge, none of the proceeds received from the offering will be used to further any action in violation or contravention of the U.S.A. Patriot Act.

(xxxviii) OFAC. None of the Company, the Operating Partnership, any of the other subsidiaries of the Company or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of the Company’s other subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions. The Company and the Operating Partnership will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxix) FCPA. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) the U.K. Bribery Act 2010 (the “Bribery Act”); and the Company, its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xl) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as ameneded, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental body or agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xli) Tax Opinion. The Company’s Chief Financial Officer has reviewed the certificate containing factual representations and covenants which is referenced in the tax opinion rendered by Stroock & Stroock & Lavan LLP pursuant to Section 5(b) hereof and, to the extent such representations involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service, or other relevant authority, the Company’s Chief Financial Officer has had an opportunity to request additional information and obtain an explanation from the Company’s tax advisors and counsel and has done so to the extent any of the terms were unclear to him.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 300,000 shares of the Series B Preferred Stock at the purchase price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on February 12, 2013 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Wells Fargo, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with each Underwriter as follows:

(a) Compliance with Commission Requests. The Company, subject to Section 3(b), hereof will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by Section 3 hereof, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the filing of a new registration statement relating to the Securities or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or such new registration statement or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, or to file a new registration statement relating to the Securities in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment, supplement or new registration statement and use its best efforts to have any amendment to the Registration Statement or any such new registration statement declared effective by the Commission as soon as possible if the Company is not eligible to file an automatic shelf registration statement, provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object.

(c) Filing or Use of Amendments or Supplements. The Company has given the Representatives written notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time and will give the Representatives written notice of its intention to file or use any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment or supplement to the General Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or otherwise, from the Applicable Time to the later of (i) the time when a prospectus relating to the Securities is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Securities, (ii) the Closing Time and (iii) the last day on which the exercise of the option described in Section 2(b) hereof may be settled, and will furnish the Representatives with copies of any such new registration statement, amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such new registration statement, amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. Each preliminary prospectus, the Prospectus and any amendments or supplements thereto and each Issuer Free Writing Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company and the Operating Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange prior to the Closing Time or any Date of Delivery, as the case may be, and, upon such listing, will use its best efforts to maintain such listing and satisfy the requirements for such continued listing.

(j) Restriction on Sale of Securities. During a period of 30 days from the date of this Agreement, the Company and the Operating Partnership will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Securities or any securities that are substantially similar to the Securities, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(k) Reporting Requirements. The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will meet the requirements of, the 1934 Act and 1934 Act Regulations.

(l) Final Term Sheet. The Company will prepare a final term sheet (the “Final Term Sheet”) containing only a description of the final terms of the Securities and their offering, in a form approved by the Underwriters and attached as Schedule D hereto, and acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 3(m) hereof. The Company will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

(m) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus, the Prospectus or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(n) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing and (ii) promptly file, if it is eligible to do so, an automatic shelf registration statement relating to the Securities, in a form and substance satisfactory to the Underwriters. If, at the Renewal Deadline, the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing, (ii) promptly file a new shelf registration statement on the proper form relating to such Securities, in a form and substance satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Representatives in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such automatic shelf registration statement or such new shelf registration statement, as the case may be.

(o) Filing of Articles Supplementary for Additional Series B Preferred Stock. The Company will authorize, execute, deliver and file of record with the SDAT, prior to the Closing Time, the Further Increase Articles Supplementary.

(p) Reservation of Conversion Securities. The Company will reserve and keep available at all times the maximum number of Conversion Securities.

(q) Amendment to Partnership Agreement. The Amendment No. 9 to the Operating Partnership Agreement will be, by the Closing Time, duly authorized, executed and delivered by the Company, in its capacity as general partner of the Operating Partnership, in its capacity as a limited partner of the Operating Partnership and in its capacity as attorney-in-fact of the other limited partners of the Operating Partnership.

(r) Books and Records; Accounting Controls and Disclosure Controls. Each of the Company, the Operating Partnership and their subsidiaries will maintain and keep accurate books and records reflecting their assets and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company, the Operating Partnership and their subsidiaries will employ disclosure controls and procedures that are effective to perform the functions for which they were established and designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(s) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company to remain so qualified.

(t) Compliance with the Sarbanes-Oxley Act. The Company will take all necessary actions to comply with the provisions of the Sarbanes-Oxley Act.

(u) Transfer Agent and Registrar. The Company will maintain, at its expense, a registrar and transfer agent for the Series B Preferred Stock.

(v) No Regulation M Violation. The Company will not, directly or indirectly, during the “restricted period,” as defined with respect to the Company in Rule 100 of Regulation M, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other the Underwriters; provided that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the 1934 Act.

(w) DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of The Depository Trust Company (“DTC”).

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation and filing of the Further Increase Articles Supplementary with SDAT and the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Securities, (ix) the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the penultimate paragraph of Section 1(a)(i).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof and has been declared effective by the Commission. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

(b) Opinion of Counsel for the Company and the Operating Partnership. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Stroock & Stroock & Lavan LLP, counsel for the Company and the Operating Partnership, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters requested by the Representatives. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated the Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Approval of Listing. The Securities shall have been approved for listing, subject only to official notice of issuance on the New York Stock Exchange.

(h) Additional Series B Preferred Stock Articles Supplementary. The Further Increase Articles Supplementary shall have been duly authorized, executed and filed by the Company with the SDAT and effective under the MGCL.

(i) Amendment to Partnership Agreement. The Amendment No. 9 to the Operating Partnership Agreement shall have been duly authorized, executed and delivered by the Company, in its capacity as general partner of the Operating Partnership, in its capacity as a limited partner of the Operating Partnership and in its capacity as attorney-in-fact of the other limited partners of the Operating Partnership.

(j) No Objection. If a filing with FINRA is required, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k) No Important Changes. Since the execution of this Agreement, (i) in the judgment of the Representatives, since the date hereof or the respective dates of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Effect, (ii) there shall not have been any change or decrease specified in the letter or letters referred to in Section 5 (f) hereof which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities and (iii) there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Clearance, Settlement and Trading. Prior to the Closing Time, the Company and DTC shall have executed and delivered the Letter of Representations, dated the Closing Time, and the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, the conditions set forth in Sections 5(g), (h), (i) (j), (k) and (l) hereof shall be satisfied at each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for the Company and the Operating Partnership. The favorable opinion of Stroock & Stroock & Lavan LLP,, counsel for the Company and the Operating Partnership, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for the Underwriters. The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives, dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n) Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives, reasonably incurred in investigating,

preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers and the Operating Partnership. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership and any other subsidiary of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and or selling agents, any person controlling any Underwriter or the Company’s officers or directors or any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering of the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the New York Stock Exchange or the Nasdaq Global Market, or (iv) if trading generally on the New York Stock Exchange, the NYSE MKT Equities or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental agency or body, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Maryland authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives care of Wells Fargo at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, attention of Transaction Management, fax (704) 410-0326, and Merrill Lynch at 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, attention of High Grade Transaction Management/Legal, fax (646) 855-5958; and notices to the Company and the Operating Partnership shall be directed to each at 44 South Bayles Avenue, Port Washington, New York 11050 attention of Philip Mays, Chief Financial Officer, fax (516) 767 6497.

SECTION 12. No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership or any other subsidiary of the Company or the stockholders, creditors or employees of the Company and the Operating Partnership or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Operating Partnership with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Operating Partnership or any other subsidiary of the Company on other matters) or any other obligation to the Company or the Operating Partnership with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (e) the Underwriters have not provided any legal, accounting, financial, regulatory or tax advice with respect to the offering of the Securities and the Company and the Operating Partnership have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Operating Partnership and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: Chief Executive Officer and President

CEDAR REALTY TRUST PARTNERSHIP, L.P.

By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: Chief Executive Officer and President

CONFIRMED AND ACCEPTED, as of the date first above written:
WELLS FARGO SECURITIES, LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jack Vissicchio
Name: Jack Vissicchio
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $24.58130.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $23.80715, being an amount equal to the initial public offering price set forth above less $0.77415 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	950,000
Wells Fargo Securities, LLC	950,000
MLV & Co. LLC	100,000

Total	2,000,000

Sch A

SCHEDULE B

Issuer Free Writing Prospectuses

1.	Final Term Sheet

Sch B

SCHEDULE C

Schedule of Joint Ventures

Joint Venture	Cedar Ownership Interest

Fameco Cedar Joint Ventures	60%

PCP Cedar Joint Ventures	40%

Larry Hirshland Joint Venture	60%

WP Realty Joint Venture	75%

Sch C

SCHEDULE D

Final Term Sheet

Filed pursuant to Rule 433

Dated February 7, 2013

Registration Statement No. 333-179956

Relating to

Preliminary Prospectus Supplement Dated February 7, 2013 and

Prospectus dated May 2, 2012

Cedar Realty Trust, Inc.

PRICING TERM SHEET

7.25% Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

Issuer:	Cedar Realty Trust, Inc.

Security:	7.25% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”)

Number of Shares Offered:	2,000,000 shares (2,300,000 shares if the underwriters’ option to purchase additional shares is exercised in full)

Number of Shares Outstanding after this Offering:	7,649,589 shares (7,949,589 shares if the underwriters’ option to purchase additional shares is exercised in full)

Price to Public:	$24.58130 per share

Yield:	7.375% (excluding accumulated distributions)

Underwriting Discount and Commissions:	$0.77415 per share; $1,548,300 total (not including the underwriters’ option to purchase additional shares)

Net Proceeds to the Company, before expenses:	$47,614,300 ($54,756,445 if the underwriters exercise their option to purchase additional shares in full) after deducting the underwriting discount

Distribution Rate:	7.25% of the $25.00 liquidation preference per share per annum (equivalent to $1.8125 per share per annum)

Distribution Payment Dates:	Distributions on the Series B Preferred Stock are payable quarterly in arrears on the 20th day of each February, May, August and November or, if not a business day, the next business day, with the next quarterly payment scheduled for February 20, 2013. The February 20, 2013 distribution is payable to stockholders of record at the close of business on February 8, 2013. As a result, holders of shares of Series B Preferred Stock offered hereby will not be entitled to receive the February 20, 2013 distribution, but will be entitled to receive the full amount of all distributions payable in respect of the Series B Preferred Stock from and after February 20, 2013.

Trade Date:	February 7, 2013

Sch D

Expected Settlement Date:	February 12, 2013 (T + 3)

Optional Redemption:

We may not redeem the Series B Preferred Stock prior to May 22, 2017, except as described below under “Special Optional Redemption” and in limited circumstances relating to our continuing qualification as a REIT for federal income tax purposes. See “Description of the Series B Preferred Stock – Restrictions on Ownership and Transfer” in our preliminary prospectus supplement dated February 7, 2013 (the “Preliminary Prospectus Supplement”).

On and after May 22, 2017, we may, at our option, redeem the Series B Preferred Stock, in whole or from time to time in part, by payment of $25.00 per share, plus all accrued and unpaid distributions to, but not including, the date of redemption. Any partial redemption of the Series B Preferred Stock will be on a pro rata basis.

Special Optional Redemption:	Upon the occurrence of a Change of Control (as defined in the Preliminary Prospectus Supplement), we will have the option to redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions to, but not including, the date of redemption. If we exercise our redemption rights as described under “Conversion Rights” below, the holders of Series B Preferred Stock will not have the conversion rights described below.

Conversion Rights:

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined in the Preliminary Prospectus Supplement), we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•       the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series B Preferred Stock plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for the Series B Preferred Stock distribution payment and prior to the corresponding Series B Preferred Stock distribution payment date, in which case no additional amount for such accrued and unpaid distributions will be included in this sum) by (ii) the Common Stock Price (as defined in the Preliminary Prospectus Supplement); and

•       10.2041 (the “Stock Cap”), subject to certain adjustments,

and subject, in each case, to (i) the provisions for the receipt of Alternative Conversion Consideration (as defined in the Preliminary Prospectus Supplement) under specified circumstances described in the Preliminary Prospectus Supplement and (ii) an aggregate cap on the total number of shares of common stock (or Alternative Conversion Consideration, as applicable) issuable upon exercise of the Change of Control Conversion Right (such cap, subject to adjustment as described in the Preliminary Prospectus Supplement is referred to in the Preliminary Prospectus Supplement as the “Exchange Cap”). Assuming we sell 2,000,000 shares of Series B Preferred Stock in this offering, the adjusted Exchange Cap would be approximately 78,057,171 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable).

Sch D

If prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series B Preferred Stock will not have any right to convert the Series B Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series B Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions, additional terms and provisions and other important information relating to the foregoing, you should review the information appearing in the Preliminary Prospectus Supplement under “Description of the Series B Preferred Stock— Conversion Rights.”

Listing/Trading Symbol:	NYSE / “CDR PrB.” The last reported sales price for the Series B Preferred Stock on the NYSE on February 7, 2013 was $24.50 per share.

CUSIP/ISIN:	150602407 / US1506024074

Joint Book-Running Managers:	Wells Fargo Securities, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Manager:	MLV & Co. LLC

As used in this free writing prospectus, references to the “Company,” “issuer,” “us,” “our” and “we” mean Cedar Realty Trust, Inc. excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-326-5897 or by email to cmclientsupport@wellsfargo.com or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or by email to dg.prospectus_requests@baml.com.

Sch D

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

February      , 2013

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Ladies and Gentlemen:

We have acted as counsel to Cedar Realty Trust, Inc., a Maryland corporation (the “Company”) and Cedar Realty Trust Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with (i) the Company’s Registration Statement on Form S-3 (No. 333-179956), including the Base Prospectus, dated May 2, 2012, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and (ii) the issuance and sale by the Company of an aggregate of             shares of 7.25% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Shares”), pursuant to that certain Underwriting Agreement, dated as of February 7, 2013 (the “Underwriting Agreement”), by and among the Company, the Operating Partnership and you, as the Representatives of each of the several underwriters listed on Schedule A thereto (the “Underwriters”).

We are rendering this opinion to you pursuant to Section 5(b) of the Underwriting Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.

We have examined copies of each of (i) the Underwriting Agreement, (ii) the Registration Statement, including the Base Prospectus, and the exhibits thereto, (iii) the Base Prospectus as supplemented by the Company’s preliminary prospectus supplement relating to the Shares, subject to completion, dated February 7, 2013, and the Company’s final prospectus supplement relating to the Shares dated February 7, 2013 and (iv) the charter (including the Series B Articles Supplementary and the Initial Increase Articles Supplementary as filed with the SDAT) and by-laws of the Company, and the Agreement of Limited Partnership of the Operating Partnership, dated as of June 25, 1998, as amended (the “Operating Partnership Agreement”). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, and such documents, records, agreements, instruments and certificates and other communications from officers and representatives of the Company and others, and have made such examinations of law, as we have deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to the opinions expressed below, we have relied upon (i) the representations and warranties of the Company and the Operating Partnership contained in the Underwriting Agreement or made pursuant thereto or in connection with the closing thereunder and (ii) statements by, and certificates of, officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to express any opinion herein concerning any law other than the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States of America. We have, however, made an independent investigation of the Maryland General Corporation Law (consisting of an examination of such statute of such state) to the extent involved in our opinions expressed below.

For purposes of this letter, we have assumed that the Underwriting Agreement is a valid and binding obligation of you and is enforceable against you in accordance with its terms.

When reference is made in this opinion to “our knowledge” or to what is “known to us,” it means, unless otherwise indicated, the actual knowledge attributable to our representation of the Company of only those partners and associates who have given substantive attention to the Underwriting Agreement, the Registration Statement, the Prospectus and the sale of the Shares.

With respect to our opinion expressed in paragraphs 1, 3 and 4 below relating to the good standing and valid existence of each of the Company and its Subsidiaries, we have relied, with your permission, solely upon good standing certificates of public officials or upon confirmation via facsimile of good standing as an existing corporation or partnership from such public officials, copies of which are being delivered concurrently herewith.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each jurisdiction in which the Company owns or leases real property, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4. Each Subsidiary has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or other organization, has corporate, limited partnership, or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which it owns or leases real property, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock, partnership interests, or limited liability company interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock, partnership interests, or limited liability company interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

5. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to the Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company has been issued or sold in violation of, or was or is subject to, the preemptive, co-sale, tag-along or other similar rights of any securityholder of the Company or any other entity arising under Maryland law or under the charter or by-laws of the Company or, to our knowledge, any contract to which the Company is a party.

6. All of the issued and outstanding Units have been duly authorized by the Operating Partnership and, assuming that the holders of Units, as limited partners of the Operating Partnership, do not participate in the control of the business of the Operating Partnership, the Units represent valid and, subject to the qualifications set forth herein, fully paid and non-assessable limited partner interests in the Operating Partnership as to which the limited partners holding Units, in their capacity as limited partners of the Operating Partnership, have no liability in excess of their obligations to make contributions to the Operating Partnership, their obligations to make other payments provided for in the Operating Partnership Agreement and their share of the Operating Partnership’s assets and undistributed profits (subject to the obligation of a limited partner of the Operating Partnership to repay any funds wrongfully distributed to it). To our knowledge, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no Units are reserved for any purpose, there are no outstanding securities convertible into or exchangeable for any Units and there are no preemptive or other similar rights to purchase or subscribe for Units or any other securities of the Operating Partnership.

7. All of the [Number of Units] 7.25% Series B Cumulative Redeemable Preferred Partnership Units of the Operating Partnership to be issued on the date hereof (the “Series B Preferred Partnership Units”) have been duly authorized by the Operating Partnership for issuance and sale and when issued and delivered by the Operating Partnership against payment of the consideration, will be validly issued, fully paid and non-assessable. None of the Series B Preferred Partnership Units will have been issued or sold in violation of or be subject to any preemptive right or other similar rights of any stockholder of the Company or partner of the Operating Partnership arising under Maryland or Delaware law or under the charter or by-laws of the Company or the Operating Partnership Agreement or, to our knowledge, any current contract to which the Company or the Operating Partnership is a party

8. The Shares have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable. None of the Shares will have been issued or sold in violation of or be subject to any preemptive or other similar rights of any stockholder of the Company arising under Maryland law or under the charter or by-laws of the Company or, to our knowledge, any current contract to which the Company is party.

9. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

10. The Registration Statement has been declared effective under the Act; any required filing of any preliminary prospectus and the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by Rule 424(b) under the Act without reliance on Rule

424(b)(8) under the Act; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

11. The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (in each case, other than documents incorporated by reference therein and the financial statements and supporting schedules included therein or omitted therefrom, as to which no opinion is rendered) complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

12. The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, supporting schedules or other financial data, as to which no opinion is rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form, in all material respects, with the requirements of the Act, the Exchange Act and the rules and regulations thereunder, as applicable.

13. To our knowledge, without independent verification, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company or the Operating Partnership of their respective obligations thereunder.

14. The form of certificate used to evidence the shares of the Series B Preferred Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and with the requirements of the NYSE.

15. The information in the General Disclosure Package and Prospectus under “Description of the Series B Preferred Stock” and “Description of Preferred Stock,” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under “Item 1A.—Risk Factors—Our charter and Maryland law contain provisions that may delay, defer or prevent a change of control transaction and depress our stock price,” has been reviewed by us and to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

16. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company, the Operating Partnership or any Subsidiary is a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or filed or incorporated by reference as exhibits thereto that were not so filed, incorporated by reference or described as required. To our knowledge, (i) neither the Company nor any Subsidiary is in violation of its charter, by-laws, operating agreement or partnership agreement, as applicable, and (ii) no default by the Company or any Subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any agreement filed as an exhibit to the Registration Statement, including any documents incorporated by reference therein, except for such defaults that would not result in a Material Adverse Effect.

17. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act and the rules and regulations thereunder, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution, delivery or performance of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Shares.

18. The authorization, execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Prospectus (including the issuance and sale of the Shares and the use of proceeds to the Company from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”), compliance by the Company and the Operating Partnership with their obligations under the Underwriting Agreement and, with respect to clause (b) below, the authorization, execution and filing by the Company of the Series B Articles Supplementary, the Increase Articles Supplementary and the Further Increase Articles Supplementary with the SDAT and the terms of the Series B Preferred Stock did not, do not and will not, whether with or without the giving of notice or lapse of time or both, (a) conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), (b) nor will such actions result in any violation of the provisions of the charter, by-laws, operating agreement or partnership agreement of the Company or any Subsidiary, as applicable, and (c) nor will such actions result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

19. To our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

20. The Company is not required, and upon the issuance and sale of the Shares as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

21. The Series B Articles Supplementary, the Increase Articles Supplementary and the Further Increase Articles Supplementary have been duly authorized, executed and filed by the Company for record with the SDAT pursuant to the MGCL, and the number, title, par value, liquidation preference, ranking, distribution rate, distribution payment dates, redemption provisions, conversion, voting and information rights and other terms of the Series B Preferred Stock have been set forth in the Series B Articles Supplementary.

Nothing has come to our attention that would lead us to believe that (i) the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Registration Statement or any such amendment became effective or as of the “new effective date” with respect to the Underwriters of the Shares pursuant to, and within the meaning of, Rule 430B(f)(2) under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure

Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is furnished solely for your benefit and may not be used or relied upon by any other person without our express written consent except that Sidley Austin LLP, counsel for the Underwriters, may rely on the opinions set forth herein as to matters involving the laws of the State of Maryland.

Very truly yours,

STROOCK & STROOCK & LAVAN LLP

February             , 2013

Cedar Realty Trust, Inc.

44 South Bayles Avenue

Port Washington, New York 11050

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax considerations in connection with the offering by Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), of shares of its 7.25% Series B Cumulative Redeemable Preferred Stock (the “Preferred Stock”), pursuant to a registration statement on Form S-3 (File No. 333-179956) filed with the Securities and Exchange Commission and effective on May 2, 2012 (the “Registration Statement”) as described in the Prospectus Supplement dated February 7, 2013 (the “Prospectus Supplement” and, together with the Prospectus dated May 2, 2012, the “Prospectus”). All capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Underwriting Agreement dated February 7, 2013, by and among the Company, Cedar Realty Trust Partnership, L.P. (the “Operating Partnership”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as Representatives of each of the several Underwriters listed on Schedule A thereto.

In rendering the opinions expressed herein, we have examined and, with your consent, relied upon the following: (i) the Registration Statement and the Prospectus; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Agreement of Limited Partnership of Cedar Realty Trust Partnership, L.P., as amended; (iv) the memorandum drafted by FTI Consulting and dated November 8, 2011 analyzing whether the Company’s property sales in 2011 constituted prohibited transactions and (v) such other documents, records and instruments as we have deemed necessary or relevant for the purpose of this opinion. In addition, the Company has provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of an officer of the Company (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer’s Certificate or in any other document. In particular, we note that the Company has engaged in, and may in the future engage in, transactions in connection with which we have not provided legal advice, have not reviewed, and of which we may be unaware. We have, therefore, assumed and relied on your representations that the information, statements and descriptions of the Company’s and the Operating Partnership’s businesses, properties, and activities (including as they relate to entities in which the Company holds, or has held, a direct or indirect interest) as described in the Officer’s Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion, and that the Company, the Operating Partnership, and the entities in which the Company holds, or has held, a direct or indirect interest at all times have been and will be organized and operated in accordance with the terms of their governing documents. We have assumed that such statements, representations and descriptions are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and descriptions. Any material change or inaccuracy in the facts referred to, set forth, or assumed in the Officer’s Certificate or in any other documents may affect our conclusions set forth herein.

In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all documents made available to us, and (vi) the accuracy of all representations, warranties and written statements.

Based upon and subject to the foregoing, we are of the following opinions:

1.	Commencing with its taxable year ended December 31, 1998, the Company has been operated in conformity with the requirements for qualification as a real estate investment trust under the Code, and its actual method of operation through the date of the opinion and its proposed method of operation, as described in the Registration Statement, the General Disclosure Package and the Prospectus and as represented by the Company, will enable the Company to continue to so qualify for its taxable years ending December 31, 2013 and thereafter.

2.	The information in the Prospectus Supplement under “Material Federal Income Tax Considerations,” to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions is correct in all material respects.

This opinion is given as of the date hereof and is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Moreover, the Company’s qualification and taxation as a real estate investment trust depend upon the Company’s ability to meet – through actual annual operating results – the requirements under the Code regarding income, distributions, and diversity of stock ownership. Because the Company’s satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a real estate investment trust under the Code.

This opinion is furnished to you solely for use in connection with the offering of the Preferred Stock pursuant to the Prospectus.

We express no opinion as to any federal income tax issues or other matter except those set forth or confirmed above.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS IN CIRCULAR 230, WE INFORM YOU THAT (I) ANY TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE

INTERNAL REVENUE CODE, (II) THE ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (III) EACH INVESTOR AND POTENTIAL INVESTOR SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Very truly yours,

STROOCK & STROOCK & LAVAN LLP